MGI SECURITIES

26 Wellington Street East, Suite 900
Toronto, ON M5E 1S2

416.864.6477 Main
1.866.269.7773 Toll Free
416.864.6485 Fax

January 24, 2011

Canyon Copper Corp.
1199 West Pender Street, Suite 408
Vancouver, British Columbia
V6E 2R1

Attention: Tony Harvey, Chairman

SPONSORSHIP ENGAGEMENT

MGI Securities Inc. (**"MGI"**) understands that Canyon Copper Corp. (the **"Company"**) will apply to list its common shares on the TSX Venture Exchange, a division of TSX Venture Exchange Inc. (the **"TSXV"**) and would like to engage MGI to act as sponsor in support of the Company's listing on the TSXV. In that connection you will provide MGI with the Company's Listing Application (the **"Application"**) and materials in support of the Application (the **"Application Materials"**), including the any reports prepared for Company pursuant to National Instrument 43-101 (a **"43-101 Report"**).

As a member of the TSXV, MGI is prepared to sponsor the Company in its application to list its common shares on the TSXV subject to MGI's due diligence review of the Company including the Company's business, assets, material contracts, reports and such other matters as MGI considers necessary or advisable, the results of such due diligence review being satisfactory to MGI, in its absolute discretion, and subject to the following terms, conditions, covenants, representations and warranties:

1. The directors, officers and senior managers of the Company will make themselves available for interviews with representatives or agents of MGI and will respond to all questions put by such representatives or agents in a full, frank, accurate and complete manner.

2. The auditors of the Company and the author of any 43-101 Report will make themselves available for interviews with representatives or agents of MGI and will respond to all questions put by such representatives or agents in a full, frank, accurate and complete manner.

3. The facts disclosed in the Application and the Application Materials shall provide accurate, full and complete disclosure with respect to the Company and its properties, assets and prospects.

4. An opinion of legal counsel for the Company, relating to the Company currently dated and addressed to MGI to the same effect as the opinion contained in the Application Materials shall be delivered to MGI.

ARA

5. Should there be any material change in the facts disclosed in the Application and the Application Materials, full particulars of such material change shall be promptly communicated to MGI and confirmed in writing.

6. The Company will prepare with MGI and with the advice of the Company's and MGI's counsel all documentation required in respect of the Application.

7. The Company will pay MGI a CDN$20,000 fee (the **"Fee"**) for such sponsorship and will reimburse MGI for its (i) legal expenses (to be capped at $25,000 or such other amount as the Company and MGI agree) (ii) due diligence expenses of $5,000 and (iii) out-of-pocket expenses (the **"Disbursements"**).

8. As partial consideration for MGI agreeing to act as sponsor with respect to the Company's listing on the TSXV, the Company further agrees to enter into an engagement letter with MGI whereby the Company shall engage MGI of to act as agent in connection with a proposed equity offering of up to CDN$1,500,000 in units of the Company on a best efforts private placement basis.

9. The Company will pay MGI a non-refundable payment of CDN$30,000 on account of the Fees and Disbursements upon the signing of this letter agreement (the **"Agreement"**).

10. Whether or not the Company's common shares are accepted for listing by the TSXV, the balance of the Fees and Disbursements shall be paid by the Company to the Agent upon receipt of the Agent's statement of expenses: (i) at the time the sponsorship letter is submitted to the TSXV or (ii) upon the termination of this Agreement.

11. The indemnity appended as Schedule "A" hereto is incorporated herein by reference and forms a part of this Agreement. The provisions of Schedule "A" shall survive submission of the Application to the TSXV regardless of whether or not the Company's common shares are accepted for listing by the TSXV.

12. This letter agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties hereby submit to the non-exclusive jurisdiction of the Courts of the Province of Ontario for any purpose arising out of or in connection with this Agreement.

13. Each of the Company and the Agent shall be entitled to rely on delivery of a facsimile or PDF copy of this Agreement, and acceptance by the Company and the Agent of such facsimile or PDF copies shall be legally effective to create a valid and binding agreement between the Company and the Agent in accordance with the terms hereof.

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

ARA

If the foregoing basis of the sponsorship of the Company's application is acceptable to the Company, please complete the acceptance at the foot of this letter and return same together with your payment in the amount of CDN$30,000 to MGI on or before January 25, 2011.

Yours very truly,

MGI SECURITIES INC.

Per:

Name: Mark Arthur
Title: Chief Executive Officer

I have authority to bind the Agent

We represent and warrant that the facts disclosed in the Application and the Application Materials shall be accurate, full and complete disclosures and free of any material misrepresentation or omission with respect to the Company and its properties, assets and prospects and we hereby accept the foregoing terms and conditions for the sponsorship by MGI of our application to list our common shares on the TSXV.

Accepted this 26th day of January, 2011.

CANYON COPPER CORP.

Per:

Name: Tony Harvey
Title: Chairman

I have authority to bind the Company

SCHEDULE "A"

INDEMNITY

Canyon Copper Corp. (the "**Indemnitor**") hereby agrees to indemnify and hold MGI Securities Inc. (the "**Agent**") and each of the directors, officers, employees, agents and shareholders of the Agent (hereinafter referred to as the "**Personnel**") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (excluding lost profits and any other indirect or consequential damages but including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent to which the Agent and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agent and its Personnel hereunder or otherwise in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i) the Agent or its Personnel have been negligent or exercised bad faith in the course of such performance; and

(ii) the expenses, losses, claims damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence or bad faith conduct referred to in (i).

The Indemnitor hereby agrees to waive any right it may have of first requiring the Agent and/or its Personnel to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming under this indemnity.

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Agent and/or its Personnel or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agent and/or its Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent on the other hand but also the relative fault of the Indemnitor and the Agent, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Agent hereunder pursuant to the attached letter agreement.

The Indemnitor agrees that in case (i) any legal proceeding shall be brought against the Indemnitor and/or the Agent and/or its Personnel by any governmental commission or regulatory authority or any stock exchange, or (ii) any entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Agent and/or its Personnel, and any Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agent, the Agent and/or its Personnel shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by their Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Agent and/or its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent will notify the Indemnitor in writing of the commencement thereof and, the Indemnitor shall undertake the investigation and defence thereof on behalf of the Agent and/or any Personnel, as applicable, including the prompt employment of counsel reasonably

acceptable to the Agent or the applicable Personnel affected and the payment of all reasonable expenses and throughout the course of any investigation or legal proceeding as contemplated herein, the Indemnitor will provide copies of all relevant documentation to the Agent, will keep the Agent advised of the progress thereof and will discuss with the Agent all significant actions proposed. Failure by the Agent to so notify the Indemnitor shall not relieve the Indemnitor of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Indemnitor or material impairment of its substantive rights or defences.

No admission of liability and no settlement of any action shall be made without the prior written consent of the Indemnitor and the Agent or the Personnel affected, such consent not to be unreasonably withheld or delayed.

Notwithstanding that the Indemnitor shall undertake the investigation and defence of any action, the Agent or the Personnel affected shall have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Agent or the Personnel affected unless (a) employment of such counsel has been authorized by the Indemnitor; (b) the Indemnitor shall not have assumed the defence of the action within 5 business days after receiving notice of the action; (c) the named parties to any such action include both the Indemnitor and the Agent or any Personnel and the Agent or the affected Personnel shall have been advised by counsel that there may be a conflict of interest between the Indemnitor and the Agent or the affected Personnel, as the case may be; or (d) there are one or more legal defences available to the Agent or the affected Personnel which are different from or in addition to those available to the Indemnitor.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any of the Personnel of the Agent. The Indemnitor constitutes the Agent as trustee for the other indemnified parties as contemplated herein of the covenants of the Indemnitor under this Schedule "A" and the Agent hereby agrees to accept such trust and to hold and enforce such covenants on behalf of such persons. The foregoing provisions shall survive the completion of professional services rendered under the attached letter agreement or any termination of the authorization given by the attached letter agreement.

MGI SECURITIES